Exhibit 99.1

FOR IMMEDIATE RELEASE

Newtek Business Services Corp. Reports Full Year 2014 Financial Results

Newtek to Discuss Financial Results and Conversion to a BDC on Today’s Conference Call

New York, N.Y. - March 26, 2015 - Newtek Business Services Corp. (NASDAQ: NEWT), an internally managed business development company (“BDC”), announced today financial results for the year ended December 31, 2014.

On November 12, 2014, Newtek Business Services, Inc. successfully completed its conversion from an operating company to an internally managed BDC and merged with and into Newtek Business Services Corp. (the “Company”). As a result of this conversion, the Company is reporting GAAP financial results as an operating company from January 1, 2014 through November 11, 2014, and GAAP financial results as a BDC from November 12, 2014 through December 31, 2014. Due to the conversion, and the required adoption of new accounting methodologies under the BDC structure, there are no prior-period results to allow for a year-over- year comparison of the Company’s financial results.

The Company will host a conference call today, Thursday, March 26, 2015, at 4:15 PM EDT, to discuss these results in greater detail. The live conference call can be accessed by dialing (877) 303-6993 or (760) 666-3611. The live audio webcast of the call and the corresponding presentation will be available at http://investor.newtekbusinessservices.com/events.cfm.

Financial Highlights

•	Net asset value (“NAV”) equaled $166.4 million, or $16.31 per share, at December 31, 2014, which represents an increase from the previously announced June 30, 2014 pro forma NAV of $15.50 per share.

•	On March 19, 2015, the Company declared its first quarter cash dividend of $0.39 per share, $0.01 per share higher than previously forecasted.

•	The Company currently forecasts paying an annual cash dividend of approximately $1.81 per share in 2015, though the amount and timing of dividends, if any, remain subject to the discretion of the Company’s board of directors.

•	The Company will declare and pay a special one-time dividend during 2015, which will be a distribution of prior C-corp earnings and profits. The board of directors will take into consideration the timing, amount and composition of this distribution once the Company has filed its 2014 tax returns.

Newtek Small Business Finance (“NSBF”)

•	Originated $65.2 million of loans in the fourth quarter of 2014; an increase of 12.4% over $58.0 million of loans originated during the fourth quarter of 2013.

•	Originated a record $30.3 million of loans in December 2014.

•	For the full year ended December 31, 2014, originated $202.3 million of loans; an increase of 13.7% over $177.9 million of loans originated for the full year ended December 31, 2013.

•	Expect to originate approximately $53.0 million of loans in the first quarter of 2015; an increase of approximately 16% over the first quarter of 2014.

•	Expect to originate between $240 million and $280 million of loans in 2015, which represents an approximate 29% increase over 2014.

•	In December 2014, completed fifth and largest securitization of $31.7 million of Standard and Poor’s A-rated unguaranteed SBA 7(a) loan-backed notes, with a more favorable advance rate and lower cost of funds than previous securitizations.

•	Anticipate total loan servicing portfolio, through NSBF and Small Business Lending (a wholly owned portfolio company), to exceed approximately $1.1 billion over the next 30 days based on confirmation of an anticipated transfer of an existing portfolio during the first quarter of 2015.

BDC Conversion

•	On November 12, 2014, the Company successfully completed its conversion to an internally managed BDC.

•	On November 18, 2014, the Company closed an equity offering of 2.53 million shares of common stock at a public offering price of $12.50 per share for total gross proceeds of $31.6 million.

•	As a BDC, the Company will elect to be treated, and intends to qualify annually thereafter, as a regulated investment company (“RIC”) beginning with the 2015 taxable year. As a RIC, the Company generally will not be required, for federal tax purposes, to pay corporate-level U.S. federal income taxes on any income that is distributed to stockholders.

Barry Sloane, Chairman, President and Chief Executive Officer commented, “We are extremely pleased with our conversion to a BDC and, as intended, we believe we have been able to unlock significant shareholder value and better position Newtek for growth under our new structure. While the conversion has required us to adopt new accounting methodologies that make year-over-year comparisons difficult, it is important to note what we believe we experienced positive trends in several meaningful metrics. On December 31, 2014, our NAV reached $16.31 per share, an increase from our June 30, 2014 pro forma NAV of $15.50 per share and approximately 50% greater than our book value of $10.88 per share at December 31, 2013. On March 19, 2015, we declared our first quarterly cash dividend of $0.39 per share, which was higher than our initial expectation of $0.38 per share. We continue to maintain our forecast to pay an annual cash dividend of approximately $1.81 per share for the full year of 2015, subject to Board approval. In addition, we have experienced a significant uptick in the dollar-based trading volume of our stock and believe we have garnered increased recognition from the investment community with considerably greater institutional ownership and additional research coverage. Finally, one of the most noteworthy achievements in 2014 has been our ability to significantly reduce our cost of debt and equity capital. We were able to accomplish this through multiple channels including the refinance of our mezzanine debt with Summit Partners Credit Advisors, L.P., obtaining improved terms on both our securitizations and on our warehouse lines of credit, and improving the marketability and attractiveness of our stock as a currency.”

Mr. Sloane continued, “We believe our business model is competitively distinct among our BDC peers, and believe it embodies the very essence of the true definition of a BDC. The power of our business model lies in our controlled portfolio companies that we predominantly wholly own and manage, and which provide recurring revenue that is not traditionally credit sensitive. We look forward to our bright future as a BDC, and are intent on continuing to grow our operating businesses and, as a result, are optimistic in the ability to grow our dividend and NAV from current levels, continuing to unlock the intrinsic value of Newtek for our shareholders.”

GAAP Financial Results

•	The Company’s investment portfolio was $233.5 million at December 31, 2014.

•	Total liquidity at December 31, 2014 was $30.8 million.

•	Asset coverage for borrowed amounts was 222.9% at December 31, 2014.

•	For the period from November 12, 2014 to December 31, 2014 the Company’s:

•	Total investment income was $2.0 million.

•	Net investment loss was $2.5 million, or $0.33 per share.

•	Diluted earnings per share for Newtek Business Services, Inc. were $0.45 for the period from January 1, 2014 through November 11, 2014.

Investor Conference Call and Webcast

A conference call to discuss full year 2014 results will be hosted by Barry Sloane, Chairman, President and Chief Executive Officer, and Jennifer Eddelson, Executive Vice President and Chief Accounting Officer, today, Thursday, March 26, 2015 at 4:15pm EDT. The live conference call can be accessed by dialing (877) 303-6993 or (760) 666-3611.

A live audio webcast of the call and the corresponding presentation will be available in the ‘Events & Presentation’ section of the Investor Relations portion of Newtek’s website at http://investor.newtekbusinessservices.com/events.cfm. A replay of the webcast with the corresponding presentation will be available on Newtek’s website shortly following the live presentation.

About Newtek Business Services Corp.

Newtek Business Services Corp., The Small Business Authority®, is an internally managed BDC, which along with its controlled portfolio companies, provides a wide range of business services and financial products under the Newtek® brand to the small- and medium-sized business (“SMB”) market. Since 1999, Newtek has provided state-of-the-art, cost-efficient products and services and efficient business strategies to over 100,000 SMB accounts across all 50 States to help them grow their sales, control their expenses and reduce their risk.

Newtek’s products and services include: Business Lending, Electronic Payment Processing, Managed Technology Solutions (Cloud Computing), eCommerce, Accounts Receivable Financing, The Secure Gateway, The Newtek Advantage™, Insurance Services, Web Services, Data Backup, Storage and Retrieval and Payroll.

The Small Business Authority® is a registered trade mark of Newtek Business Services Corp., and neither are a part of, or endorsed by the U.S. Small Business Administration.

Note Regarding Forward Looking Statements

Statements in this press release including statements regarding Newtek’s beliefs, expectations, intentions or strategies for the future, may be “forward-looking statements”. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, intensified competition, operating problems and their impact on revenues and profit margins, anticipated future business strategies and financial performance, anticipated future number of customers, business prospects, legislative developments and similar matters. Risk factors, cautionary statements and other conditions, which could cause Newtek’s actual results to differ from management’s current expectations, are contained in Newtek’s filings with the Securities and Exchange Commission and available through http://www.sec.gov.

SOURCE: Newtek Business Services Corp.

Investor Relations

Contact: Jayne Cavuoto

Telephone: (212) 273-8179 / jcavuoto@thesba.com

Public Relations

Contact: Simrita Singh

Telephone: (212) 356-9566 / ssingh@thesba.com

NEWTEK BUSINESS SERVICES CORP. AND SUBSIDIARIES (FORMERLY NEWTEK

BUSINESS SERVICES, INC. AND SUBSIDIARIES)

CONSOLIDATED STATEMENTS OF INCOME

(In Thousands, except for Per Share Data)

	As a Business Development Company	Prior to becoming a Business Development Company
	November 12, 2014 to December 31, 2014	January 1, 2014 to November 11, 2014	2013	2012
Investment income:
From non-controlled/non-affiliate investments
Interest income	$1,080	$—	$—	$—
Servicing income	562	—	—	—
Other income	270	—	—	—

Total investment income from non-controlled/non-affiliate investments	1,912	—	—	—
From controlled/affiliate investments
Interest income	23	—	—	—
Dividend income	37	—	—	—
Other income	4	—	—	—

Total investment income from controlled/affiliate investments	64	—	—	—

Total investment income	1,976	—	—	—

Operating revenues:
Electronic payment processing	—	$79,527	$89,651	$85,483
Web hosting and design	—	13,730	17,375	18,208
Premium income	—	18,623	19,456	12,367
Interest income	—	5,663	4,838	3,422
Servicing fee income – NSBF portfolio	—	3,111	2,769	2,298
Servicing fee income – external portfolios	—	6,142	3,796	4,564
Income from tax credits	—	48	113	522
Insurance commissions	—	1,480	1,737	1,205
Other income	—	3,523	3,858	3,061

Total operating revenues	—	131,847	143,593	131,130
Net change in fair value of:
SBA loans	—	(3,663)	(1,226)	(1,013)
Warrants	—	—	—	(111)
Credits in lieu of cash and notes payable in credits in lieu of cash	—	(5)	21	3

Total net change in fair value	—	(3,668)	(1,205)	(1,121)

Expenses:
Electronic payment processing costs	—	67,011	75,761	72,183
Salaries and benefits	1,458	23,373	24,360	22,314
Interest	568	7,323	5,863	4,495
Depreciation and amortization	43	3,140	3,284	3,036

	As a Business Development Company	Prior to becoming a Business Development Company
	November 12, 2014 to December 31, 2014	January 1, 2014 to November 11, 2014	2013	2012
Goodwill impairment	—	1,706	—	—
Provision for loan losses	—	(53)	1,322	810
Other general and administrative costs	2,236	18,536	20,729	17,732

Total expenses	4,305	121,036	131,319	120,570

Net investment loss before tax	(2,329)	—	—	—

Provision for income tax - post BDC	194	—	—	—

Net investment loss	(2,523)	—	—	—
Net realized and unrealized gain (loss):
Net realized gain on non-affiliate investments	595	—	—	—
Net unrealized appreciation on non-affiliate investments	2,733	—	—	—
Net unrealized depreciation on servicing assets	(120)	—	—	—
Net unrealized depreciation on credits in lieu of cash and notes payable in credits in lieu of cash	(4)	—	—	—

Net realized and unrealized gains	3,204	—	—	—

Income before income taxes	—	7,143	11,069	9,439

Net increase in net assets resulting from operations	$681

Provision for income taxes		3,935	3,918	3,882

Net income		3,208	7,151	5,557
Net loss attributable to non-controlling interests		85	377	86

Net income attributable to Newtek Business Services Corp.		$3,293	$7,528	$5,643

Weighted average common shares outstanding:
Basic		7,315	7,059	7,105

Diluted		7,315	7,581	7,349

Basic income per share		$0.45	$1.07	$0.79

Diluted income per share		$0.45	$0.99	$0.77

Net increase in net assets per share	$0.09

Net investment loss per share	$(0.33)

Weighted average shares outstanding	7,620

NEWTEK BUSINESS SERVICES CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In Thousands, except for Per Share Data)

	2014	2013
ASSETS
Investments, at fair value
SBA unguaranteed non-affiliate investments (cost of $131,093 at December 31, 2014; includes $120,990 and $74,387, respectively, related to securitization trust VIE)	$121,477	$78,951
Affiliate investments (cost of $12,521 at December 31, 2014)	77,499	—
SBA guaranteed non-affiliate investments (cost of $28,057 at December 31, 2014)	31,486	4,734
Investments in money market funds	3,000	—

Total investments at fair value	233,462	83,685
Cash and cash equivalents	17,813	12,508
Restricted cash	15,389	16,877
Broker receivable	—	13,606
SBA loans held for investment, net (includes $10,894 related to securitization trust VIE; net of reserve for loan losses of $1,811 at December 31, 2013)	—	10,689
SBA loans held for investment, at fair value (includes $74,387 and $22,931, respectively, related to securitization trust VIE)	—	—
Accounts receivable (net of allowance of $171 and $871, respectively)	147	11,602
SBA loans held for sale, at fair value	—	—
Prepaid expenses and other assets, net (includes $2,550 and $2,187, respectively, related to securitization trust VIE)	16,473	18,549
Due from related parties	3,190	—
Servicing assets (at fair value at December 31, 2014, net of accumulated amortization and allowances of $7,909 at December 31, 2013	9,483	6,776
Fixed assets (net of accumulated depreciation and amortization of $3,798 and $10,547, respectively)	329	3,741
Intangible assets (net of accumulated amortization of $296 and $2,243, respectively)	444	1,240
Credits in lieu of cash	2,229	3,641
Goodwill	—	12,092
Deferred tax asset, net	2,873	3,606

Total assets	$301,832	$198,612

LIABILITIES AND NET ASSETS/EQUITY
Liabilities:
Accounts payable, accrued expenses and other liabilities	$7,683	$14,688
Notes payable	43,023	41,218
Note payable – Securitization trust VIE	79,520	60,140
Due to related parties	2,867	—
Capital lease obligation	33	642
Deferred revenue	59	1,274
Notes payable in credits in lieu of cash	2,229	3,641

Total liabilities	135,414	121,603

Commitments and contingencies

Net Assets/Equity:
Newtek Business Services Corp. net assets/stockholders’ equity:
Preferred stock (par value $0.02 per share; authorized 1,000 shares, no shares issued and outstanding)	—	—
Common stock (par value $0.02 per share; authorized 54,000 shares, 10,206 and 7,383 issued, respectively; 10,206 and 7,077 outstanding, respectively, not including 17 shares held in escrow)	205	148
Additional paid-in capital	166,508	61,939
Retained earnings	—	14,536
Treasury stock, at cost (0 and 306 shares, respectively)	—	(1,279)
Accumulated net investment losses	(2,524)	—
Net unrealized appreciation	1,634	—
Net realized gains	595	—
Total Newtek Business Services Corp. net assets/stockholders’ equity	166,418	75,344
Non-controlling interests	—	1,665

Total net assets/equity	166,418	77,009

Total liabilities and net assets/equity	$301,832	$198,612

Net asset value per common share	$16.31	N/A